REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Municipals
Trust and the Shareholders of Eaton Vance
Arizona Municipal Income Fund, Eaton
Vance Connecticut Municipal Income Fund,
Eaton Vance Minnesota Municipal Income
Fund, Eaton Vance New Jersey Municipal
Income Fund and Eaton Vance Pennsylvania
Municipal Income Fund:
In planning and performing our audits of the
financial statements of Eaton Vance Arizona
Municipal Income Fund, Eaton Vance
Connecticut Municipal Income Fund, Eaton
Vance Minnesota Municipal Income Fund,
Eaton Vance New Jersey Municipal Income
Fund and Eaton Vance Pennsylvania
Municipal Income Fund (collectively, the
"Funds") (certain of the funds constituting
Eaton Vance Municipals Trust) as of and for
the year ended July 31, 2013, in accordance
with the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds' internal
control over financial reporting, including
controls over safeguarding securities, as a
basis for designing our auditing procedures
for the purpose of expressing our opinion on
the financial statements and to comply with
the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on
the effectiveness of the Funds' internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the fund are
being made only in accordance with
authorizations of management of the fund
and trustees of the trust; and (3) provide
reasonable assurance regarding prevention
or timely detection of unauthorized
acquisition, use, or disposition of a fund's
assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities that we consider to be a material
weakness, as defined above, as of July 31,
2013.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Municipals Trust
and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 16, 2013